Exhibit 10.1
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 15th day of March, 2011 by and between GRUBB & ELLIS COMPANY, a Delaware corporation having an address at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705 (the “Company”), and THOMAS P. D’ARCY, an individual residing at [REDACTED] (the “Executive”).
WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of November 4, 2009, as amended as of August 11, 2010 (the “Employment Agreement”). Except as otherwise expressly set forth herein to the contrary, all capitalized terms set forth in this Amendment shall have the same meanings as ascribed to them in the Employment Agreement; and
WHEREAS, the parties hereto wish to amend the Employment Agreement to provide for certain modifications, all pursuant to this Amendment.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. The following replaces the last sentence of the second paragraph of Section 3(b) of the Employment Agreement in its entirety:
“Except for the Guaranteed Bonus, which shall be paid no later than December 31, 2011, all Bonus Compensation with respect to any calendar year during the Employment Period hereof shall be paid in the immediately following calendar year, but no later than March 15th of such immediately following calendar year and at the same time that other senior-level executives of the Company receive their bonus compensation.”
2. Except as expressly set forth herein, all of the terms and conditions of the Employment Agreement shall remain in full force and effect. In the event and to the extent there is an inconsistency between any of the terms and provisions of the Employment Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.
3. This Amendment shall be governed by, enforced and construed in accordance with the provisions of Section 19 of the Employment Agreement.
4. This Amendment may be executed in one or more original, facsimile or electronic counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

THOMAS P. D’ARCY

GRUBB & ELLIS COMPANY

By:

Name:	Michael J. Rispoli
Title:	Executive Vice President and
Chief Financial Officer